Exhibit 13(a)

                              AMENDED AND RESTATED

                      TRANSFER AGENCY AND SERVICE AGREEMENT

                              AMENDED AND RESTATED

                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     BETWEEN

                                  PHOENIX FUNDS

                                       AND

                       PHOENIX EQUITY PLANNING CORPORATION


                                      TABLE OF CONTENTS
                                                                                          PAGE

ARTICLE 1.    Terms of Appointment; Duties of Transfer Agent.................................3

ARTICLE 2.    Fees and Expenses..............................................................6

ARTICLE 3.    Representations and Warranties of Transfer Agent...............................6

ARTICLE 4.    Representations and Warranties of the Trust....................................6

ARTICLE 5.    Data Access and Proprietary Information........................................7

ARTICLE 6.    Indemnification................................................................8

ARTICLE 7.    Standard of Care..............................................................10

ARTICLE 8.    Covenants.....................................................................10

ARTICLE 9.    Termination...................................................................11

ARTICLE 10.   Assignment....................................................................11

ARTICLE 11.   Amendment.....................................................................12

ARTICLE 12.   Connecticut Law to Apply......................................................12

ARTICLE 13.   Force Majeure.................................................................12

ARTICLE 14.   Consequential Damages.........................................................12

ARTICLE 15.   Merger of Agreement...........................................................12

ARTICLE 16.   Limitations of Liability of the Trustees and Shareholders.....................12

ARTICLE 17.   Counterparts..................................................................13

                              AMENDED AND RESTATED
                              --------------------

                      TRANSFER AGENCY AND SERVICE AGREEMENT
                      -------------------------------------

         This AGREEMENT, effective the 1st day of July, 2006, is made by and between the undersigned entities (hereinafter each referred to as the "Fund" and collectively referred to as the "Phoenix Funds") and PHOENIX EQUITY PLANNING CORPORATION (hereinafter referred to as the "Transfer Agent"). This Agreement supercedes any previous Transfer Agency and Service Agreement entered into between the above-referenced parties.

                              W I T N E S S E T H:

ARTICLE 1.  TERMS OF APPOINTMENT; DUTIES OF TRANSFER AGENT
            ----------------------------------------------

         1.01 Subject to the terms and conditions set forth in this Agreement, the Phoenix Funds hereby continue to employ Transfer Agent to act as, and Transfer Agent agrees to continue acting as, transfer agent for the authorized and issued shares of beneficial interest of each of the series of the Phoenix Funds (hereinafter collectively and singularly referred to as "Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Fund ("Shareholders") and as set out in the currently effective registration statement of the Fund (the prospectus and statement of additional information portions of such registration statement being referred to as the "Prospectus"), including, without limitation, any periodic investment plan or periodic withdrawal program.

         1.02 Transfer Agent agrees that it will perform the following services pursuant to this Agreement:

         (a) In accordance with procedures established from time to time by agreement between the Phoenix Funds and Transfer Agent, Transfer Agent shall:

                (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the Custodian appointed from time to time by the Trustees of the Fund(which entity or entities, as the case may be, shall be referred to as the "Custodian");

                (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the each appropriate Shareholder account;

                (iii) Receive for acceptance, redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

                (iv)    In respect to the transactions in items (i), (ii) and
                        (iii) above, the Transfer Agent shall execute transactions directly with broker-dealers authorized by the Fund who shall thereby be deemed to be acting on behalf of the Phoenix Funds;

                (v) At the appropriate time as and when it receives monies paid to it by any Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                (vi) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

                (vii) Prepare and transmit payments for dividends and distributions declared by the Fund, if any;

                (viii) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Transfer Agent of indemnification satisfactory to the Transfer Agent and the Fund, and the Transfer Agent at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

                (ix) Maintain records of account for and advise the Fund and its respective Shareholders as to the foregoing; and

                (x) Record the issuance of Shares and maintain pursuant to Rule 17Ad-10(e) under the Exchange Act of 1934, a record of the total number of Shares which are authorized, issued and outstanding based upon data provided to it by the Fund. The Transfer Agent shall also provide on a regular basis to the Fund the total number of Shares which are authorized, issued and outstanding shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of each respective Fund.

         (b) In addition to and not in lieu of the services set forth in the above paragraph (a), Transfer Agent shall: (i) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including, but not limited to, maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and Prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and
(ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

         (c) In addition, the Phoenix Funds shall (i) identify to Transfer Agent in writing those transactions and assets to be treated as exempt from blue sky reporting for each State, and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of Transfer Agent for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Phoenix Funds and the reporting of such transactions to the Fund as provided above.

         (d)    Procedures as to who shall provide certain of the services in
Article 1 may be established from time to time by agreement between the Phoenix Funds and Transfer Agent per the attached service responsibility schedule, if any. The Transfer Agent may at times perform only a portion of these services and the Phoenix Funds or its agent may perform these services on behalf of the Fund.

         (e) The Fund hereby delegates to the Transfer Agent the implementation, administration and operation of the Fund's anti-money laundering program, as such anti-money laundering program is adopted by the Fund and as amended from time to time (the "Program") provided that such Program and any amendments are promptly provided to the Transfer Agent. The Fund hereby further authorizes the sub-delegation by the Transfer Agent of the implementation, administration and operation of certain aspects of the Fund's Program to Boston Financial Data Services, Inc. ("BFDS"). The Transfer Agent further agrees that it will fully cooperate with the designated anti-money laundering compliance officer (the "AML Compliance Officer") of the Fund in the discharge of its delegated duties hereunder. The Transfer Agent agrees to provide to the Fund, its AML Compliance Officer, internal or external auditors, regulatory authorities or the duly appointed agents of any of the foregoing (collectively, the "Interested Parties") any and all necessary reports and information requested by the Fund or any of the Interested Parties, as the case may be, with respect to the Transfer Agent's performance of its delegated duties under the Program.

                In connection with the performance by the Transfer Agent of the above-delegated duties, the Transfer Agent understands and acknowledges that the Fund remains responsible for assuring compliance with the Patriot Act and that the records the Transfer Agent maintains for the Fund relating to the Fund's Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate the compliance of the Fund with the Patriot Act. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours, all required records and information for review by such examiners.

         (f) The Transfer Agent shall provide additional services on behalf of the Phoenix Funds (i.e., escheatment services) which may be agreed upon in writing between the Phoenix Funds and the Transfer Agent.

ARTICLE 2.  FEES AND EXPENSES
            -----------------

         2.01 In consideration of the services provided by the Transfer Agent pursuant to this Agreement, the Fund agrees to pay Transfer Agent the fees set forth in Schedule A attached hereto and made a part hereof. Fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and Transfer Agent. Nothing herein shall preclude the assignment of all or any portion of the foregoing fees and expense reimbursements to any sub-agent contracted by Transfer Agent.

         2.02 In addition to the fee paid under Section 2.01 above, the Phoenix Funds agree to reimburse Transfer Agent for out-of-pocket expenses or advances incurred by Transfer Agent for the items set out in Schedule A attached hereto. In addition, any other expenses incurred by Transfer Agent at the request or with the consent of the Fund, will be reimbursed by the Fund requesting same.

         2.03 The Phoenix Funds agree to pay all fees and reimbursable expenses within five days following the mailing of the respective billing notice. The above fees will be charged against the Fund's custodian checking account five (5) days after the invoice is transmitted to the Phoenix Funds. Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to Transfer Agent at least seven (7) days prior to the mailing date of such materials.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF TRANSFER AGENT
            ------------------------------------------------

         The Transfer Agent represents and warrants to the Phoenix Funds that:

         3.01 It is a corporation organized and existing and in good standing under the laws of the State of Connecticut.

         3.02 It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

         3.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         3.04 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         3.05 It is and shall continue to be a duly registered transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THE TRUST
            -------------------------------------------

         The Phoenix Funds represent and warrant to Transfer Agent that:

         4.01 All corporate or trust proceedings, as the case may be, required to enter into and perform this Agreement have been undertaken and are in full force and effect.

         4.02 The Fund is an open-end, management investment company registered under the Investment Company Act of 1940.

         4.03 A registration statement under the Securities Act of 1933 is currently effective for the Fund and such registration statement will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares being offered for sale.

ARTICLE 5.  DATA ACCESS AND PROPRIETARY INFORMATION
            -----------------------------------------

         5.01 The Phoenix Funds acknowledge that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Phoenix Funds by the Transfer Agent as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Transfer Agent on data bases under the control and ownership of the Transfer Agent or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed Customer Data. The Phoenix Funds agree to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Phoenix Funds agree for itself and its employees and agents:

         (a) to access Customer Data solely from locations as may be designated in writing by the Transfer Agent and solely in accordance with the Transfer Agent's applicable user documentation;

         (b) to refrain from copying or duplicating in any way the Proprietary Information;

         (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

         (d) to refrain from causing or allowing third-party data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Transfer Agent;

         (e) that the Phoenix Funds shall have access only to those authorized transactions agreed upon by the parties; and

         (f) to honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

         Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Article 5. The obligations of this Article shall survive any earlier termination of this Agreement.

         5.02 If the Phoenix Funds notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Phoenix Funds agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         5.03 If the transactions available to the Phoenix Funds include the ability to originate electronic instructions to the Transfer Agent in order to
(i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information (such transactions constituting a "COEFI"), then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

ARTICLE 6.      INDEMNIFICATION
                ---------------

         6.01 The Transfer Agent shall not be responsible for, and the Phoenix Funds shall indemnify and hold Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

         (a) All actions of Transfer Agent or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

         (b) The lack of good faith, negligence or willful misconduct by the Phoenix Funds which arise out of the breach of any representation or warranty of the Phoenix Funds hereunder.

         (c) The reliance on or use by the Transfer Agent or its agents or subcontractors of information, records and documents which (i) are received by Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Phoenix Funds or any other person or firm on behalf of the Phoenix Funds including but not limited to any previous transfer agent or registrar.

         (d) The reliance on, or the carrying out by Transfer Agent or its agents or subcontractors of any instructions or requests of the Phoenix Funds.

         (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

         6.02 Transfer Agent shall indemnify and hold the Phoenix Funds harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by Transfer Agent, or any sub-agent, as a result of Transfer Agent's, or such sub-agent's, lack of good faith, negligence or willful misconduct.

         6.03 At any time the Transfer Agent may apply to any officer of the Phoenix Funds for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by Transfer Agent under this Agreement, and Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Phoenix Funds for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Phoenix Funds, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided Transfer Agent or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Phoenix Funds, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Phoenix Funds. Transfer Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

         6.04   In order that the indemnification provisions contained in this
Article 6 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

         6.05 Transfer Agent hereby expressly acknowledges that recourse against the Phoenix Funds, if any, shall be subject to those limitations provided by governing law and the applicable Declaration of Trust of the Phoenix Fund, as applicable, and agrees that obligations assumed by the Phoenix Funds hereunder shall be limited in all cases to the Phoenix Funds and their respective assets. Transfer Agent shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Phoenix Funds, nor shall the Transfer Agent seek satisfaction of any obligations from the Trustees or any individual Trustee of the Phoenix Funds.

ARTICLE 7.  STANDARD OF CARE
            ----------------

         7.01 The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct of that of its employees.

ARTICLE 8.  COVENANTS
            ---------

         8.01 The Phoenix Funds shall promptly furnish to Transfer Agent the following:

         (a) A certified copy of the resolution of its Trustees authorizing the appointment of Transfer Agent and the execution and delivery of this Agreement.

         (b) A copy of the Declaration of Trust and By-Laws, and all amendments thereto, of the Fund.

         8.02 The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Phoenix Funds for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

         8.03 The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, Transfer Agent agrees that all such records prepared or maintained by Transfer Agent relating to the services to be performed by Transfer Agent hereunder are the property of each respective Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to each respective Fund on and in accordance with its request.

         8.04 The parties agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

         8.05 In case of any requests or demands for the inspection of the Shareholder records, Transfer Agent will endeavor to notify the affected Fund and to secure instructions from an authorized officer of such Fund as to such inspection. Transfer Agent reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

         8.06 The Transfer Agent agrees to cooperate with the Fund and will facilitate the filing by the Fund and/or its officers and auditors of any and all certifications or attestations as required by the Sarbanes-Oxley Act of 2002, including, without limitation, furnishing such sub-certifications from relevant officers of the Transfer Agent with respect to the services and recordkeeping performed by the Transfer Agent under the Agreement as the Fund shall reasonably request from time to time.

         8.07 Upon request, the Transfer Agent agrees to provide its written policies and procedures pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended to the Fund's chief compliance officer for review and the Fund's board of trustees' approval. The Transfer Agent further agrees to cooperate with the Fund in its review of such written policies and procedures, including without limitation furnishing such certifications and sub-certifications as the Funds shall reasonably request from time to time.

         8.08 The Transfer Agent agrees that it shall promptly notify the Fund in the event that a "material compliance matter" (as such term is defined pursuant to Rule 38a-1 under the 1940 Act) arises with respect the services it provides under the Agreement.

         8.09 The Transfer Agent shall not, directly or indirectly, disclose or use any nonpublic personal information regarding the consumers or customers of the Fund (as the terms "consumer" and "customer" are defined in Rule 3(g) and 3(i), respectively, of Regulation S-P of the Securities and Exchange Commission), other than to carry out the functions contemplated by this Agreement, and the Transfer Agent shall establish appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of any such nonpublic personal information.

ARTICLE 9.  TERMINATION
            -----------

         9.01 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other. The parties mutually acknowledge that the termination of this Agreement by one, but not each Fund shall not effect a termination of this Agreement as to all other Phoenix Funds which have not terminated the Agreement.

         9.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the terminating Fund. Additionally, Transfer Agent reserves the right to charge any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees to the terminating Fund.

ARTICLE 10. ASSIGNMENT
            ----------

         10.01 Except as provided in Section 10.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

         10.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

         10.03 The Transfer Agent may, without further consent on the part of any of the Phoenix Funds, subcontract for the performance hereof with one or more sub-agents; provided, however, that Transfer Agent shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

ARTICLE 11. AMENDMENT
            ---------

         11.01 This Agreement may be amended or modified by a written amendment to the Agreement executed by the parties and authorized or approved by a resolution of the Trustees of each respective Fund.

ARTICLE 12. CONNECTICUT LAW TO APPLY
            ------------------------

         12.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Connecticut.

ARTICLE 13. FORCE MAJEURE
            -------------

         13.01 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

ARTICLE 14. CONSEQUENTIAL DAMAGES
            ---------------------

         14.01 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

ARTICLE 15. MERGER OF AGREEMENT
            -------------------

         15.01 This Agreement, as may be amended from time to time, constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

         15.02 This Agreement shall not be merged with or construed in conjunction with any other current or future agreement between the Phoenix Funds and Phoenix Equity Planning Corporation, each and all of which agreements shall at all times remain separate and distinct.

ARTICLE 16. LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS
            ---------------------------------------------------------

         16.01 For the Phoenix Funds that are formed as Massachusetts business trusts, notice is hereby given that the Agreements and Declarations of such trusts are on file with the Secretary of the Commonwealth of Massachusetts and were executed on behalf of the Trustees of the trusts as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund.

ARTICLE 17. COUNTERPARTS
            ------------

         17.01 This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf and through their duly authorized officers, as of the day and year first above written.

                                      PHOENIX ADVISER TRUST
                                      PHOENIX ASSET TRUST
                                      PHOENIX CA-TAX-EXEMPT BOND FUND
                                      PHOENIX EQUITY SERIES FUND
                                      PHOENIX EQUITY TRUST
                                      PHOENIX INSIGHT FUNDS TRUST
                                      PHOENIX INSTITUTIONAL MUTUAL
                                          FUNDS
                                      PHOENIX INVESTMENT SERIES FUND
                                      PHOENIX INVESTMENT TRUST 06
                                      PHOENIX INVESTMENT TRUST 97
                                      PHOENIX MULTI-PORTFOLIO FUND
                                      PHOENIX MULTI-SERIES TRUST
                                      PHOENIX OPPORTUNITIES TRUST
                                      PHOENIX PHOLIOS(SM)
                                      PHOENIX PORTFOLIOS
                                      PHOENIX SERIES FUND
                                      PHOENIX STRATEGIC EQUITY SERIES
                                          FUND
                                      (COLLECTIVELY, THE "PHOENIX FUNDS")



                                      By: /s/ Francis G. Waltman
                                          ----------------------------------
                                          Name:  Francis G. Waltman
                                          Title: Senior Vice President

ATTEST:

By:    /s/ Kevin J. Carr
       ----------------------------------
       Name:  Kevin J. Carr
       Title: Vice President, Chief Legal Officer,
               Counsel and Secretary

                                      PHOENIX EQUITY PLANNING CORPORATION

                                      By: /s/ John H. Beers
                                          --------------------------------------
                                          Name: John H. Beers
                                          Title:  Vice President and Secretary

ATTEST:

By: /s/ Kevin J. Carr
    -------------------------------------------
    Name:  Kevin J. Carr
    Title: Vice President and Assistant
           Secretary

                                   SCHEDULE A
                                   ----------
                                  FEE SCHEDULE

TOTAL TRANSFER AGENT FEE
------------------------
 Base Fee                      $__________
 Direct Accounts               $_____ per account
 Networked Accounts            $_____ per account
 Omnibus Accounts              $_____ per underlying account
 Closed Accounts               $_____ per account
                               Out-of-Pocket Expenses

Account Charges:
Account Charges will be allocated on the basis of the number of accounts.
-------------------------------------------------------------------------

Base Fees:
----------
Base Fees will be allocated according to average net assets.

Out-of-Pocket Expenses: Out-of-pocket expenses include, but are not limited to: expenses invoiced by broker-dealers and financial institutions for shareholder servicing including up to $_____ per account for network level 3 and $_____ for each account held in an omnibus account, confirmation production, postage, forms, telephone, microfilm, microfiche, stationary and supplies billed as ____% of postage costs per piece of mail and expenses incurred at the specific direction of the Fund. Postage for mass mailings is due seven days in advance of the mailing date.